                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (date of earliest event Reported) October 10, 1997

                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                      1-1098                  13-1594808
----------------------------      ------------           -------------------
(State of other jurisdiction      (Commission            (IRS Employer
of incorporation)                 File Number)           Identification No.)


          12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191-3420
          ------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code (703) 295-0300

Item 5. Other Events

        Information contained in a News Release dated October 10, 1997, is incorporated herein by reference.

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        The Columbia Gas System, Inc.
                                        -----------------------------
                                                 (Registrant)


                                        By  /s/ J. W. Grossman
                                          -------------------
                                            Vice President &
                                            Controller


Date: October 14, 1997

For Immediate Release                   Contact: Carl Ericson (703) 295-0424
Oct. 10, 1997


                COLUMBIA GAS REPORTS BETTER 3rd QUARTER RESULTS
                       COMPARED TO SAME PERIOD LAST YEAR


        RESTON, Va., Oct. 10 -- The Columbia Gas System Inc. today reported third-quarter 1997 net income of $100,000. This is an improvement of $6.2 million, or 11 cents per share, over the same period last year, when Columbia had an after-tax loss of $6.1 million, or 11 cents per share.

        Oliver G. Richard III, chairman, CEO and president of Columbia, said, "Columbia's improved third-quarter results were due in part to implementation of restructuring initiatives that are also improving customer services and operating efficiencies."

        In addition, Richard said, results were affected by recording an after-tax $6.6 million loss for certain pipeline assets, whose sale currently is being negotiated, and $3.8 million of higher costs from restructuring activities. He also said that after-tax results were improved by $3.5 million for a settlement reached for a 1985 regulatory issue involving Order 94 of the Federal Energy Regulatory Commission; that order involves the allocation to customers of certain gas-production related costs charged to interstate pipelines.


                             THIRD-QUARTER RESULTS

        The transmission and storage segment's operating income of $39.6 million increased $2.9 million over the third quarter last year. Not counting unusual items, discussed below, the increase was largely due to lower operating costs. One unusual item included in the results was a before-tax increase of $5.4 million for the Order 94 regulatory issue mentioned above regarding production-related costs dating back to 1985. In the third quarter of 1996, a $4.3 million reserve was established for this issue; however, the settlement was $1.1 million less than the reserve level. Mitigating these improvements were additional restructuring costs and a $10.1 million loss on the anticipated sale of certain pipeline facilities in New York and Pennsylvania. Absent these unusual items, operating income improved by $17 million.

        The distribution segment reported a seasonal operating loss of $11.4 million compared to a loss of $19.3 million in the same quarter last year. Lower operating costs and additional off-system sales revenues were the principal reasons for the improvement. Because the seasonal nature of natural gas use for heating results in reduced sales in the summer months, the third quarter of any year typically shows a loss for the distribution companies.

        The exploration and production segment's operating income was essentially unchanged at $5.6 million. Increased natural gas production of 600 million cubic feet (MMcf) reflected the 1997 acquisition of Alamco Inc., a gas and oil production company in Appalachia. However, the benefit of this production increase was offset by a 4 percent decrease in the average price for natural gas. For the third quarter, natural gas production was 8.6 billion cubic feet (Bcf), with an average price of $2.36 per thousand cubic feet (Mcf).

        An operating loss of $3.1 million for the marketing, propane and power generation segment was $900,000 greater than the $2.2 million loss experienced in the same period last year. Reduced margins for gas marketing activities and start-up costs for new services were partially offset by increased gas marketing volumes sold. Due largely to the acquisition of PennUnion Energy Services LLC and the agreement to purchase and market offshore production for the Kerr-McGee Corp., gas marketing volumes in the current quarter were 323 Bcf, a significant increase over the 64.8 Bcf in the third quarter of 1996.


                               NINE-MONTH RESULTS

        Columbia posted net income for the first nine months of 1997 of $197.7 million, or $3.57 per share, an increase of $44.3 million, or 69 cents per share, over the same period last year, despite weather in the first nine months of 1997 being about 7 percent warmer than last year.

        The net effect of lower operating costs, increased revenues from off-system sales, transportation and storage services as well as higher rates for regulated subsidiaries more than offset the impact of milder weather. Other factors affecting net income included $12.4 million for the sale of approximately 9 Bcf of Columbia Transmission's base gas as provided for under its rate settlement, a $12.8 million reduction to tax expense resulting from benefits gained through the filing of a consolidated state tax return, a $5.5 million gain on the temporary deactivation of a storage field, reduced interest costs and the loss on the anticipated sale of certain pipeline facilities. Last year's net income was reduced $21.9 million for restructuring activities, while in the current period net income was reduced by $14.4 million for that item. Last year's results benefited from the effect of a $5.6 million increase for a favorable adjustment to the sale of Columbia's southwest gas and oil subsidiary.

        The transmission and storage segment's operating income of $198.5 million for the first nine months of 1997 increased $37.3 million over the same period last year. Included in this improvement were the sale of base gas, lower operating costs, incremental storage and transportation revenues and the full period effect of higher Columbia Transmission rates implemented in early 1996. Also improving results were additional revenues for peaking services generated by the Cove Point LNG facility. Additional restructuring costs and the loss on the sale of certain pipeline facilities tempered these improvements.

        The distribution segment recorded operating income of $150.5 million, an increase of $4.8 million over last year despite warmer weather. Restructuring costs were lower in 1997 and made possible the implementation of cost-conservation measures and operating efficiencies that resulted in lower operation and maintenance expenses. Also improving 1997 results were off-system sales revenues that Columbia Gas of Ohio was allowed to retain under the terms of its 1996 rate settlement. These improvements more than offset the $25 million decrease attributable to warmer weather.

        Operating income of $22.7 million for the exploration and production segment was essentially unchanged from last year. A $4.1 million improvement for a contract buyout by a cogeneration facility and a 700 MMcf increase in production volumes was offset by an 8 percent decrease in the average price received for gas production. The price that Columbia received for its natural gas production averaged $2.59 per Mcf in 1997. Year-to-date natural gas production is 25.3 Bcf.

        The marketing, propane and power generation segment's operating income of $5 million decreased $6.3 million due primarily to lower margins for gas marketing operations and additional start-up costs for new services. Although gas marketing volumes of more than 551 Bcf were 380 Bcf greater than last year, lower margins mitigated this improvement. Propane operations, which were down from last year due to lower sales volumes, primarily as a result of the warmer first-quarter weather, were partially offset by increased margins. The current period benefitted from $2.6 million received from the termination of a partnership in a cogeneration facility.

        The Columbia Gas System, located in Reston, Va., is one of the nation's largest natural gas systems, with assets of about $6 billion. Its operating companies are engaged in all phases of the gas business plus marketing, fuel management services and electric power generation. Columbia companies, directly or indirectly, serve more than 7 million natural gas customers -- 12 percent of the nation's total -- in 15 states and the District of Columbia. Information about the Columbia Gas System is available on the World Wide Web at http://www.columbiaenergy.com. Columbia stock trades on the New York Stock Exchange under the symbol CG.


                                      -30-


FINANCIAL COMMUNITY CONTACTS:
Thomas Hughes (703) 295-0429
Melissa Bockelmann (703) 295-0427

                          THE COLUMBIA GAS SYSTEM INC.
                    Summary of Financial and Operating Data



                                                          THREE MONTHS                     NINE MONTHS
                                                       ENDED SEPTEMBER 30               ENDED SEPTEMBER 30
                                                       ------------------               ------------------
INCOME STATEMENT DATA                                 1997            1996             1997            1996
---------------------                                 ----            ----             ----            ----
($ millions)

  Total Operating Revenues ......................     995.0           450.8           3,333.4         2,236.2
  Operating expenses
    Products Purchased ..........................     663.7           144.0           1,966.9           901.7
    Operation and Maintenance ...................     223.7           210.0             674.6           682.7
    Depreciation and Depletion ..................      42.8            38.8             163.2           157.8
    Other Taxes .................................      35.1            37.1             158.1           158.9
                                                      -----           -----           -------         -------
  Total Operating Expenses ......................     965.3           429.9           2,962,8         1,901.1
                                                      -----           -----           -------         -------
  Operating Income ..............................      29.7            20.9             370.6           335.1
                                                      -----           -----           -------         -------
  Other Income (Deductions)
    Interest income and other, net ..............       7.5            22.2              27.9            39.0
    Interest expense and related charges ........     (37.0)          (51.8)           (115.3)         (134.7)
                                                      -----           -----           -------         -------
  Total Other Income (Deductions) ...............     (29.5)          (29.6)            (87.4)          (95.7)
                                                      -----           -----           -------         -------
  Income (Loss) before Income Taxes .............       0.2            (8.7)            283.2           239.4
  Income Taxes ..................................       0.1            (2.6)             85.5            86.0
                                                      -----           -----           -------         -------
  Net Income (Loss) .............................       0.1            (6.1)            197.7           153.4
                                                      =====           =====           =======         =======

PER SHARE DATA

  Earnings (Loss) on Common Stock ($) ...........        --           (0.11)             3.57            2.88

  Average Common Shares
    Outstanding (millions) ......................      55.4            55.2              55.4            53.3



OPERATING INCOME (LOSS) BY SEGMENT
----------------------------------
($ millions)

                      TRANSMISSION AND STORAGE OPERATIONS



                                                          THREE MONTHS                     NINE MONTHS
                                                       ENDED SEPTEMBER 30               ENDED SEPTEMBER 30
                                                       ------------------               ------------------
                                                      1997            1996             1997            1996
                                                      ----            ----             ----            ----

OPERATING REVENUES
  Transportation revenues .......................     131.8           130.5             448.8           451.1
  Storage revenues ..............................      45.2            40.2             137.0           119.4
  Other revenues ................................       6.5             4.8              41.2            14.9
                                                      -----           -----           -------         -------
Total Operating Revenues ........................     183.5           175.5             627.0           585.4
                                                      -----           -----           -------         -------


OPERATING EXPENSES
  Operation and maintenance .....................     105.1           103.6             308.8           303.9
  Depreciation ..................................      25.8            20.9              78.7            76.1
  Other taxes ...................................      13.0            14.3              41.0            44.2
                                                      -----           -----           -------         -------
Total Operating Expenses ........................     143.9           138.8             425.8           424.2
                                                      -----           -----           -------         -------
OPERATING INCOME ................................      39.6            36.7             198.5           161.2
                                                      =====           =====           =======         =======

                          THE COLUMBIA GAS SYSTEM INC.

                            DISTRIBUTION OPERATIONS

                                            THREE MONTHS                 NINE MONTHS
                                         ENDED SEPTEMBER 30           ENDED SEPTEMBER 30
                                        --------------------        -----------------------
                                        1997            1996         1997            1996
                                       ------          ------       -------         -------
NET REVENUES
  Sales revenues...................     166.5           171.5       1,534.5         1,328.1
  Less: Cost of gas sold...........      77.6            84.0       1,004.2           771.5
                                        -----           -----      --------         -------
  Net Sales Revenues...............      88.9            87.5         530.3           556.6
                                        -----           -----      --------         -------
  Transportation revenues..........      22.4            21.6          97.8            88.0
  Less: Associated gas costs.......       1.7             3.2           7.9            10.6
                                        -----           -----      --------         -------
  Net Transportation Revenues......      20.7            18.4          89.9            77.4
                                        -----           -----      --------         -------
Net Revenues.......................     109.6           105.9         620.2           634.0
                                        -----           -----      --------         -------

OPERATING EXPENSES
  Operation and maintenance........      94.8            97.5         307.6           332.6
  Depreciation.....................       7.8             7.9          55.8            51.7
  Other taxes......................      18.4            19.8         106.3           104.0
                                        -----           -----      --------         -------
Total Operating Expenses...........     121.0           125.2         469.7           488.3
                                        -----           -----      --------         -------

OPERATING INCOME (LOSS)............     (11.4)          (19.3)        150.5           145.7
                                        =====           =====      ========         =======

                     EXPLORATION AND PRODUCTION OPERATIONS

                                            THREE MONTHS                 NINE MONTHS
                                         ENDED SEPTEMBER 30           ENDED SEPTEMBER 30
                                        --------------------        -----------------------
                                        1997            1996         1997            1996
                                       ------          ------       -------         -------
OPERATING REVENUES
  Gas.............................       23.9            21.6          77.6            72.8
  Oil and liquids.................        0.8             1.2           2.8             4.0
                                        -----           -----      --------         -------
Total Operating Revenues..........       24.7            22.8          80.4            76.8
                                        -----           -----      --------         -------

OPERATING EXPENSES
  Operation and maintenance......        10.8             8.4          30.9            26.4
  Depreciation and depletion.....         6.0             7.0          20.6            21.3
  Other taxes....................         2.3             2.0           6.2             6.5
                                        -----           -----      --------         -------
Total Operating Expenses.........        19.1            17.4          57.7            54.2
                                        -----           -----      --------         -------

OPERATING INCOME.................         5.6             5.4          22.7            22.6
                                        =====           =====      ========         =======

                          THE COLUMBIA GAS SYSTEM INC.

               MARKETING, PROPANE AND POWER GENERATION OPERATIONS

                                            THREE MONTHS                 NINE MONTHS
                                         ENDED SEPTEMBER 30           ENDED SEPTEMBER 30
                                        --------------------        -----------------------
                                        1997            1996         1997            1996
                                       ------          ------       -------         -------
NET REVENUES
  Gas marketing revenues...........     680.2           151.9       1,282.3           462.3
  Less: Products purchased.........     673.4           149.7       1,265.5           449.1
                                        -----           -----      --------         -------
  Net Gas Marketing Revenues.......       6.8             2.2          16.8            13.2
                                        -----           -----      --------         -------

  Propane revenues.................      11.1            10.8          52.3            54.0
  Less: Products purchased.........       6.4             6.9          29.6            31.1
                                        -----           -----      --------         -------
  Net Propane Revenues.............       4.7             3.9          22.7            22.9
                                        -----           -----      --------         -------


  Other Revenues...................       1.1             0.9           9.5             6.2
                                        -----           -----      --------         -------

Net Revenues.......................      12.6             7.0          49.0            42.3
                                        -----           -----      --------         -------

OPERATING EXPENSES
  Operation and maintenance........      13.5             8.3          38.4            27.1
  Depreciation.....................       1.6             0.8           3.5             2.3
  Other taxes......................       0.6             0.1           2.1             1.6
                                        -----           -----      --------         -------
Total Operating Expenses...........      15.7             9.2          44.0            31.0
                                        -----           -----      --------         -------

OPERATING INCOME (LOSS)............      (3.1)           (2.2)          5.0            11.3
                                        =====           =====      ========         =======

                                   CORPORATE

                                            THREE MONTHS                 NINE MONTHS
                                         ENDED SEPTEMBER 30           ENDED SEPTEMBER 30
                                        --------------------        -----------------------
                                        1997            1996         1997            1996
                                       ------          ------       -------         -------
OPERATING INCOME (LOSS)............      (1.0)            0.3          (6.1)           (5.7)
                                        =====           =====      ========         =======

                          THE COLUMBIA GAS SYSTEM INC.

                                                        SEPTEMBER 30, 1997      DECEMBER 31, 1996
                                                        ------------------      -----------------

CAPITALIZATION
($ millions)

Common Stock Equity
  Common Stock, $10 par value, outstanding
  55,441,917 and 55,263,659 shares, respectively.....            554.4                  552.6
  Additional paid in capital.........................            748.8                  743.2
  Retained earnings..................................            420.9                  259.3
  Unearned employee compensation.....................             (1.1)                  (1.5)
                                                              --------                -------
Total Common Stock Equity............................          1,723.0                1,553.6
Long-Term Debt.......................................          2,003.6                2,003.8
                                                              --------                -------
Total Capitalization.................................          3,726.6                3,557.4
                                                              ========                =======
Short-Term Debt......................................             80.0                  250.0
                                                              ========                =======

THE COLUMBIA GAS SYSTEM INC.
Summary of Financial and Operating Data (continued)


                                                          THREE MONTHS               NINE MONTHS
                                                       ENDED SEPTEMBER 30         ENDED SEPTEMBER 30
                                                       ------------------         ------------------
                                                        1997       1996            1997        1996
                                                        ----       ----            ----        ----
AVERAGE PRICE OF GAS PRODUCTION ($ PER Mcf) .........    2.36        2.45            2.59        2.81
                                                       ======      ======          ======      ======

OPERATING DATA
  Gas production (billion cubic feet) ...............     8.6         8.0            25.3        24.6
                                                       ======      ======          ======      ======

  Propane gallons sold (millions) ...................    10.9        10.9            47.8        52.9
                                                       ======      ======          ======      ======

  Marketing volumes sold (billion cubic feet) .......   323.0        64.8           551.4       171.2
                                                       ======      ======          ======      ======

THROUGHPUT
  Transmission (billion cubic feet):
    Transportation
      Columbia Transmission
        Market area .................................   145.4       161.1           719.6       788.2
      Columbia Gulf
        Main-line ...................................   145.4       145.9           458.3       475.2
        Short-haul ..................................    66.1        69.3           185.1       202.7
        Intrasegment Eliminations ...................  (142.6)     (145.1)         (488.0)     (469.8)
                                                       ------      ------          ------      ------
  Total Throughput ..................................   214.3       231.2           915.0       996.3
                                                       ======      ======          ======      ======

  Distribution (billion cubic feet):
    Gas Sales .......................................    16.6        17.6           180.4       209.4
    Transportation ..................................    54.0        52.1           187.0       183.8
                                                       ------      ------          ------      ------
  Total Throughput ..................................    70.6        69.7           367.4       393.2
                                                       ------      ------          ------      ------
    Off-system sales ................................     3.1         3.0            45.3         8.3
                                                       ------      ------          ------      ------
  Total sold and transported ........................    73.7        72.7           412.7       401.5
                                                       ======      ======          ======      ======

DEGREE DAYS-DISTRIBUTION SERVICE TERRITORY
  Actual ............................................     108         103           3,638       3,910
  Normal ............................................      41          41           3,568       3,600
  % Colder (warmer) than normal .....................     163         151               2           9
  % Colder (warmer) than prior period ...............       5           1              (7)         12